EXHIBIT 32.1

In connection with the Annual Report of Lone Star Gold, Inc. (the "Company") on Form 10-K for the year ending December 31, 2018 as filed with the Securities and Exchange Commission (the "Report"), William Alessi, the Company s Principal Executive and Financial Officer, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2013, that to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.

Date: April 15, 2019	/s/ William Alessi
William Alessi Principal Executive and Financial Officer